UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On October 7, 2020, Hancock Jaffe Laboratories, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the purpose of raising approximately $5,100,000 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 9,532,709 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and, in a concurrent private placement, warrants (the “Warrants”) to purchase 9,532,709 shares of Common Stock (the “Warrant Shares”) for a combined purchase price per Share and Warrant of $0.535 which is priced at the market under Nasdaq rules. The Warrants will be exercisable immediately on the date of issuance at an exercise price of $0.41 per share and will expire seven years following the date of issuance.

The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about October 9, 2020, subject to customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. Pursuant to that certain Placement Agency Agreement, dated as of October 7, 2020, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to a cash fee of 8.0% of the aggregate gross proceeds of the offering, a management fee equal to 1.5% of the gross proceeds of the offering, placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of Shares sold in the offering in substantially the same form as the Warrants except that the exercise price will be 125% of the offering price per Share and will have an expiration date of five years form the date of commencement of sales, and the reimbursement of certain out-of-pocket expenses up to $80,000.

The net proceeds to the Company from the registered direct offering and concurrent private placement, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, are expected to be approximately $4.6 million. The Company intends to use the net proceeds from the transactions for the continued development of the Company’s two lead products, VenoValve and the CoreoGraft, and for general corporate purposes, including working capital.

The Shares (but not the Warrants or the Warrant Shares) were offered and sold by the Company pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on April 7, 2020 and subsequently declared effective on April 16, 2020 (File No. 333-237592) (the “Registration Statement”).

The forms of the Purchase Agreement, the Warrant and the Placement Agency Agreement are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants is hereby incorporated by reference into this Item 3.02. The Warrants and the Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: October 8, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer